Exhibit 8.1

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

June 2, 2016

Community First, Inc.

501 S. James Campbell Blvd.

Columbia, TN 38401

Ladies and Gentlemen:

We have acted as counsel to Community First, Inc., a Tennessee corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, filed by the Company with the Securities and Exchange Commission on April 28, 2016 and amended on June 2, 2016 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance of subscription rights to the holders of the outstanding common stock of the Company to purchase an aggregate of 250,000 shares of common stock of the Company (the “Subscription Rights”). This opinion is being furnished to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Act.

In providing our opinion, we have examined the Registration Statement and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Registration Statement is true, complete and correct, (ii) the factual statements and representations made by the Company in its representation letter delivered to us for purposes of this opinion (the “Representation Letter”) are true, complete and correct as of the date hereof and the date of issuance of the Subscription Rights, (iii) any such statements and representations made in the Representation Letter “to the knowledge of” or “to the best knowledge of” any person (or similarly qualified) are and will be true, complete and correct without such qualification, and (iv) to the extent any such statements and representations made in the Representation Letter reflect the prospective intent of the Company or any other person, the Company or other person shall act in accordance with such intent. If any of the above described assumptions are untrue for any reason, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements constitute matters of U.S. tax law, summaries of legal matters, or legal conclusions, represents our opinion as to the material U.S. federal income tax consequences to U.S. Holders (as defined therein) of the receipt and exercise (or expiration) of the Subscription Rights and the ownership and disposition of shares of Company common stock received upon exercise of the Subscription Rights.

Community First, Inc.

Our opinion is based, in part, upon relevant legal authority in effect as of the date hereof. We provide no assurance that the legal authority upon which this opinion is based will not be amended, revoked or modified (with or without retroactive effect) in a manner which would affect or change our conclusions. Furthermore, should any of the representations or assumptions set forth or referred to above prove to be inaccurate, our opinion may change. Our opinion is limited to the federal income tax matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement it to reflect any change of fact, circumstance, or law after the date hereof. Furthermore, our opinion is not binding on the Internal Revenue Service or any court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusions. Thus, there can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion if litigated.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Bass, Berry & Sims PLC